Exhibit 99.1
Clearwater Analytics Announces First Quarter 2024 Financial Results

Record Quarterly Revenue of $102.7 Million, Up 21% Year-Over-Year
Adjusted EBITDA of $32.2 Million, Up 43% Year-Over-Year
Gross Revenue Retention Rate of 99%; Net Revenue Retention Rate of 110%
Annualized Recurring Revenue of $402.3 Million, Up 19% Year-Over-Year
Adjusted Gross Margin Increases to 78%, Up 210 bps Year-Over-Year

BOISE, Idaho — May 1, 2024 — Clearwater Analytics Holdings, Inc. (NYSE: CWAN) (“Clearwater Analytics” or the “Company”), a leading worldwide provider of SaaS-based investment management, accounting, reporting, and analytics solutions, today announced its financial results for the quarter ended March 31, 2024.

“The 21% organic year-over-year revenue growth in Q1 2024 demonstrates the continued disruptive power of our platform and its adoption by a diverse group of clients across industries and geographies. We continue to invest in and bring to market new innovative products that resonate with our current clients’ needs. This is one of the key levers of increasing NRR in the long-term, and we are pleased with the progress we are making. We’re also committed to expanding our TAM, and we believe that the acquisition of the risk, performance, and analytics products of Wilshire Advisors will position us as a leading player in that market. Combined with the JUMP Technology acquisition in November 2022, we have now addressed two key elements of solutions needed by the middle and front office,” said Sandeep Sahai, CEO at Clearwater Analytics. “We’re also very pleased with increased operational and onboarding efficiency driven by our strong network effects, AI-driven functionality, and other innovations which yielded significantly improved operating metrics. These are truly exciting times for the Company.”

First Quarter 2024 Financial Results Summary

•Revenue: Total revenue for the first quarter of 2024 was $102.7 million, an increase of 21.4%, from $84.6 million in the first quarter of 2023.

•Gross Profit: Gross profit for the first quarter of 2024 increased to $74.5 million, which equates to a 72.6% GAAP gross margin, compared with $59.8 million in the first quarter of 2023. Non-GAAP gross profit for the first quarter of 2024 was $80.2 million, which equates to a 78.0% non-GAAP gross margin and an increase of 210 basis points over the first quarter of 2023.

•Net Income/(Loss): Net income for the first quarter of 2024 was $2.2 million, compared with net loss of $5.4 million in the first quarter of 2023. Non-GAAP net income for the first quarter of 2024 increased to $26.2 million, an increase of 48.8%, from $17.6 million in the first quarter of 2023.

•Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2024 was $32.2 million, an increase of 42.9%, from $22.5 million in the first quarter of 2023. Adjusted EBITDA margin for the first quarter of 2024 was 31.3%, an increase of 470 basis points over the first quarter of 2023.

•Cash Flows: Operating cash flows for the first quarter of 2024 were $10.0 million. Free cash flows for the first quarter of 2024 were $8.6 million, an increase of 38.3%, from $6.2 million in the first quarter of 2023.
•Earnings Per Share and Non-GAAP Net Income Per Share attributable to Clearwater Analytics Holdings, Inc.: Earnings per basic and diluted share was $0.01 in the first quarter of 2024. Non-GAAP net income per basic share was $0.12, and non-GAAP net income per diluted share was $0.10 in the first quarter of 2024.

•Cash, cash equivalents, and investments were $296.5 million as of March 31, 2024. During the first quarter, the Company reduced share count dilution by paying $28.8 million in taxes for net share settlement of equity awards. Total debt, net of debt issuance cost, was $47.9 million as of March 31, 2024.

First Quarter 2024 Key Metrics Summary

•Annualized Recurring Revenue: As of March 31, 2024, annualized recurring revenue (“ARR”) reached $402.3 million, an increase of 19.3% from $337.4 million as of March 31, 2023.

ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the number of days in the month and multiplying by 365.

•Gross Revenue Retention Rate: As of March 31, 2024, the gross revenue retention rate was 99%, compared to 97% as of March 31, 2023. The Company has reported a gross revenue retention rate of at least 98% for twenty out of the twenty-one prior quarters.

Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.

•Net Revenue Retention Rate: As of March 31, 2024, the net revenue retention rate was 110%, compared to 107% as of December 31, 2023.

Net revenue retention rate is the percentage of recurring revenue from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.
Recent Business Highlights

•On April 22, 2024, Clearwater Analytics completed its acquisition of the risk performance, and analytics platforms of Wilshire Advisors LLC, a leading global financial services firm. Specifically, Clearwater acquired Wilshire AxiomSM, Wilshire AtlasSM, Wilshire Abacus, and Wilshire iQComposite, which provide fixed income analytics, equity analytics and performance measurement, accounting, and GIPS® compliance support analytics, respectively, merging them with its own risk and performance analytics platform to create a best-in-class solution for front and middle office clients.

•Clearwater Analytics continued on its journey towards a multi-product company and successfully drove cross-sell and upsell in the first quarter. Highlights include:
◦Clearwater PRISM clients, including Aegon Asset Management, that successfully went live on our market-leading next-gen investment data management hub for enhanced client portal and reporting. Clearwater announced that Aegon Asset Management is using Clearwater PRISM to easily aggregate multi-asset client investment data, enabling growth and a differentiated client experience.
◦A growing roster of clients that use both Clearwater’s JUMP solution for OMS/PMS and Clearwater’s accounting and reconciliation solution.
◦Clearwater also announced the availability of Clearwater CWIC LPx, the Company’s latest generative AI-based solution. CWIC LPx brings enhanced front office, accounting, and operations functionality to LPx users at leading insurance firms, asset managers, private banks, wealth managers, and pension managers, allowing them to easily extract investment insights on-demand.

•Clearwater Analytics announced that leading general insurer MSIG Singapore selected Clearwater to power its investment data management, portfolio analytics, and investment reporting operations. MSIG Singapore will leverage Clearwater’s single instance, multi-tenant technology platform to gain a comprehensive view of investment portfolio reporting and analytics. By having the flexibility to conduct digital reporting, investment teams and regional stakeholders will be able to comply with international reporting standards, including IFRS 9.

•Clearwater Analytics announced that France Active successfully implemented the Clearwater platform after a five-month onboarding period, in order to simplify their investment accounting operations and centralize their accounting book of record. France Active will realize significant business benefits with Clearwater, including timely book-of-record accounting, efficient period-end operational tasks, and increased productivity as a result of automating tasks associated with reconciliation and reporting.

•Clearwater Analytics won the IFRS 9 Solution Provider of the Year award for the second consecutive year. Insurance Asset Risk Awards honored Clearwater for its cloud-based SaaS platform and dedicated Client Services offering, which provides a robust foundation to assist clients with their IFRS 9 plan, or global equivalents such as PSAK 71.

•Clearwater Analytics won the Technology Provider of the Year Excellence Award for the second year in a row. The InsuranceAsia News Excellence Awards celebrate the best firms in the Asia Pacific (re)insurance market, and honored Clearwater Analytics for playing a crucial role in helping insurers achieve efficiency, analytical superiority, and leverage new technologies to future-proof their business and the industry.

•Clearwater Analytics won the Best RegTech Platform award at the 8th annual FinTech Breakthrough Awards. This recognition highlights Clearwater’s commitment to simplifying accounting, regulatory reporting, and investment operations for its growing base of global clients.

Second Quarter and Full Year 2024 Guidance

	Second Quarter 2024	Full Year 2024
Revenue	$105 million to $106 million	$438 million to $442 million
Year-over-Year Growth %	~17% to 18%	~19% to 20%
Adjusted EBITDA	$31 million	$137 million to $139 million
Adjusted EBITDA Margin %	~29% to 30%	~31%
Total Equity-based compensation expense and related payroll taxes		~$106 million
Depreciation and Amortization		~$11 million
Non-GAAP effective tax rate		25%
Diluted non-GAAP share count		~258 million

Certain components of the guidance given above are provided on a non-GAAP basis only without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations.
Conference Call Details
Clearwater Analytics will hold a conference call and webcast on May 1, 2024, at 5:00 p.m. Eastern time to discuss first quarter 2024 financial results, provide a general business update, and respond to analyst questions.
A live webcast of the call will also be available on the Company’s investor relations website. Please visit investors.clearwateranalytics.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.
If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.
About Clearwater Analytics
Clearwater Analytics (NYSE: CWAN), a global, industry-leading SaaS solution, automates the entire investment lifecycle. With a single instance, multi-tenant architecture, Clearwater offers award-winning investment portfolio planning, performance reporting, data aggregation, reconciliation, accounting, compliance, risk, and order management. Each day, leading insurers, asset managers, corporations, and governments use Clearwater’s trusted data to drive efficient, scalable investing on more than $7.3 trillion in assets spanning traditional and alternative asset types. Additional information about Clearwater can be found at clearwateranalytics.com.

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Investor Contact:
Joon Park | +1 415-906-9242 | investors@clearwateranalytics.com
Media Contact:
Claudia Cahill | +1 703-728-1221 | press@clearwateranalytics.com
Use of non-GAAP Information
This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow.
The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP and, because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.
The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as financing and capital structures, taxation positions or regimes, restructuring, transaction expenses, impairment and other charges. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.
Use of Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company's possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.
Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater Analytics’ control, that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from Clearwater Analytics’ current expectations and include, but are not limited to, the Company's ability to keep pace with rapid technological change and market developments, including artificial intelligence, competitors in its industry, the possibility that market volatility, a downturn in economic conditions or other factors may cause negative trends or fluctuations in the value of the assets on the Company’s platform, the Company's ability to manage growth, the Company's ability to attract and retain skilled employees, the possibility that the Company's solutions fail to perform properly, disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, factors related to the Company's ownership structure and status as a “controlled company” as well as other risks and uncertainties detailed in Clearwater Analytics’ periodic public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those discussed under “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended

December 31, 2023 filed on February 29, 2024, and in other periodic reports filed by Clearwater Analytics with the SEC. These filings are available at www.sec.gov and on Clearwater Analytics’ website.
Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater Analytics’ expectations or beliefs as of any date subsequent to the time they are made. Clearwater Analytics does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater Analytics.
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Clearwater Analytics Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share amounts and per share amounts, unaudited)

	March 31		December 31
	2024		2023
Assets
Current assets:
Cash and cash equivalents	$189,644		$221,765
Short-term investments	77,930		74,457
Accounts receivable, net	96,766		92,091
Prepaid expenses and other current assets	31,410		27,683
Total current assets	395,750		415,996
Property and equipment, net	15,035		15,349
Operating lease right-of-use assets, net	27,750		22,554
Deferred contract costs, non-current	6,218		6,439
Intangible assets, net	24,526		26,132
Goodwill	44,332		45,338
Long-term investments	28,894		21,495
Other non-current assets	5,298		5,440
Total assets	$547,803		$558,743
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,719		$3,062
Accrued expenses and other current liabilities	40,948		49,535
Notes payable, current portion	2,750		2,750
Operating lease liability, current portion	7,650		6,551
Tax receivable agreement liability	16,750		18,894
Total current liabilities	70,817		80,792
Notes payable, less current maturities and unamortized debt issuance costs	45,162		45,828
Operating lease liability, less current portion	21,129		16,948
Tax receivable agreement, less current portion	300		—
Other long-term liabilities	4,180		5,518
Total liabilities	141,588		149,086
Stockholders' Equity
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 146,189,247 shares issued and outstanding as of March 31, 2024, 127,604,185 shares issued and outstanding as of December 31, 2023	146		128
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, 111,191 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—		—
Class C common stock, par value $0.001 per share; 500,000,000 shares authorized, 27,424,288 shares issued and outstanding as of March 31, 2024, 32,684,156 shares issued and outstanding as of December 31, 2023	27		33
Class D common stock, par value $0.001 per share; 500,000,000 shares authorized, 71,965,845 shares issued and outstanding as of March 31, 2024, 82,955,977 shares issued and outstanding as of December 31, 2023	72		83
Additional paid-in-capital	528,712		532,507
Accumulated other comprehensive income	1,314		2,909
Accumulated deficit	(169,603)		(181,331)
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	360,668	360,668	354,329
Non-controlling interests	45,547		55,328
Total stockholders' equity	406,215	406,215	409,657
Total liabilities and stockholders' equity	$547,803		$558,743

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$102,719	$84,606
Cost of revenue(1)	28,178	24,825
Gross profit	74,541	59,781
Operating expenses:
Research and development(1)	37,676	28,100
Sales and marketing(1)	16,311	14,698
General and administrative(1)	20,720	23,306
Total operating expenses	74,707	66,104
Loss from operations	(166)	(6,323)
Interest income, net	(2,060)	(1,356)
Tax receivable agreement expense	286	105
Other (income) expense, net	(530)	81
Income (loss) before income taxes	2,138	(5,153)
Provision for (benefit from) income taxes	(98)	264
Net income (loss)	2,236	(5,417)
Less: Net income (loss) attributable to non-controlling interests	338	(1,033)
Net income (loss) attributable to Clearwater Analytics Holdings, Inc.	$1,898	$(4,384)

Net income (loss) per share attributable to Class A and Class D common stockholders stock:
Basic	$0.01	$(0.02)
Diluted	$0.01	$(0.02)

Weighted average shares of Class A and Class D common stock outstanding:
Basic	213,259,463	192,993,574
Diluted	255,458,196	192,993,574

(1)Amounts include equity-based compensation as follows:

Cost of revenue	$3,146	$2,243
Operating expenses:
Research and development	8,911	4,655
Sales and marketing	3,821	3,965
General and administrative	8,347	12,337
Total equity-based compensation expense	$24,225	$23,200

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	$2,236	$(5,417)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,550	2,449
Noncash operating lease cost	2,232	1,852
Equity-based compensation	24,225	23,200
Amortization of deferred contract acquisition costs	1,217	1,201
Amortization of debt issuance costs, included in interest expense	69	70
Deferred tax benefit	(1,022)	(36)
Accretion of discount on investments	(574)	—
Realized gain on investments	—	(87)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,676)	(6,139)
Prepaid expenses and other assets	(4,198)	(1,586)
Deferred contract acquisition costs	(747)	(586)
Accounts payable	9	(295)
Accrued expenses and other liabilities	(9,444)	(6,796)
Tax receivable agreement liability	(1,840)	105
Net cash provided by operating activities	10,037	7,935
INVESTING ACTIVITIES
Purchases of property and equipment	(1,438)	(1,717)
Purchases of available-for-sale investments	(31,898)	(34,161)
Proceeds from sale of available-for-sale investments	—	1,990
Proceeds from maturities of investments	21,536	1,242
Net cash used in investing activities	(11,800)	(32,646)
FINANCING ACTIVITIES
Proceeds from exercise of options	104	2,693
Taxes paid related to net share settlement of equity awards	(28,774)	(7,275)
Repayments of borrowings	(687)	(687)
Payment of business acquisition holdback liability	(780)	—
Payment of tax distributions	(8)	—
Net cash used in financing activities	(30,145)	(5,269)
Effect of exchange rate changes on cash and cash equivalents	(213)	101
Change in cash and cash equivalents during the period	(32,121)	(29,879)
Cash and cash equivalents, beginning of period	221,765	250,724
Cash and cash equivalents, end of period	$189,644	$220,845
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$911	$1,350
Cash paid for income taxes	$445	$309
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment included in accounts payable and accrued expense	$83	$209
Release of tax distributions payable to Continuing Equity Owners accrued in prior year	$(512)	$—
Tax distributions payable to Continuing Equity Owners included in accrued expenses	$2,433	$2,834

Clearwater Analytics Holdings, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands, unaudited)

	Three Months Ended March 31,
	2024		2023
	(in thousands, except percentages)
Net income (loss)	$2,236	2%	$(5,417)	(6%)
Adjustments:
Interest income, net	(2,060)	(2%)	(1,356)	(2%)
Depreciation and amortization	2,550	2%	2,449	3%
Equity-based compensation expense and related payroll taxes	28,481	28%	24,507	29%
Tax receivable agreement expense	286	0%	105	0%
Transaction expenses	802	1%	1,293	2%
Other (benefit) expenses(1)	(93)	0%	960	1%
Adjusted EBITDA	32,202	31%	22,541	27%
Revenue	$102,719	100%	$84,606	100%
(1) Other (benefit) expenses include management fees to our investors, provision for income taxes, foreign exchange gains and losses and other expenses that are not reflective of our core operating performance, including the costs to set up our Up-C structure and Tax Receivable Agreement.

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Amortization of prepaid management fees and reimbursable expenses	535	615
Provision for income taxes	(98)	264
Other (income) expense, net	(530)	81
Total other expenses	$(93)	$960

Clearwater Analytics Holdings, Inc.
Reconciliation of Free Cash Flow
(In thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$10,037	$7,935
Less: Purchases of property and equipment	1,438	1,717
Free Cash Flow	$8,599	$6,218

Clearwater Analytics Holdings, Inc.
Reconciliation of Non-GAAP Information
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$102,719	$84,606

Gross profit	$74,541	$59,781
Adjustments:
Equity-based compensation expense and related payroll taxes	3,522	2,475
Depreciation and amortization	2,102	1,964
Gross profit, non-GAAP	$80,165	$64,220
As a percentage of revenue, non-GAAP	78%	76%

Cost of Revenue	$28,178	$24,825
Adjustments:
Equity-based compensation expense and related payroll taxes	3,522	2,475
Depreciation and amortization	2,102	1,964
Cost of revenue, non-GAAP	$22,554	$20,386
As a percentage of revenue, non-GAAP	22%	24%

Research and development	$37,676	$28,100
Adjustments:
Equity-based compensation expense and related payroll taxes	11,874	5,119
Depreciation and amortization	201	288
Research and development, non-GAAP	$25,601	$22,693
As a percentage of revenue, non-GAAP	25%	27%

Sales and marketing	$16,311	$14,698
Adjustments:
Equity-based compensation expense and related payroll taxes	4,169	4,325
Depreciation and amortization	135	153
Sales and marketing, non-GAAP	$12,007	$10,220
As a percentage of revenue, non-GAAP	12%	12%

General and administrative	$20,720	$23,306
Adjustments:
Equity-based compensation expense and related payroll taxes	8,916	12,588
Depreciation and amortization	112	44
Amortization of prepaid management fees and reimbursable expenses	535	615
Transaction expenses	802	1,293
General and administrative, non-GAAP	$10,355	$8,766
As a percentage of revenue, non-GAAP	10%	10%

Loss from operations	$(166)	$(6,323)
Adjustments:

Equity-based compensation expense and related payroll taxes	28,481	24,507
Depreciation and amortization	2,550	2,449
Amortization of prepaid management fees and reimbursable expenses	535	615
Transaction expenses	802	1,293
Income from operations, non-GAAP	$32,202	$22,541
As a percentage of revenue, non-GAAP	31%	27%

Net income (loss)	$2,236	$(5,417)
Adjustments:
Equity-based compensation expense and related payroll taxes	28,481	24,507
Depreciation and amortization	2,550	2,449
Tax receivable agreement expense	286	105
Amortization of prepaid management fees and reimbursable expenses	535	615
Transaction expenses	802	1,293
Tax impacts of adjustments to net income (loss)(1)	(8,698)	(5,954)
Net income, non-GAAP	$26,192	$17,598
As a percentage of revenue, non-GAAP	25%	21%

Net income per share - basic, non-GAAP	$0.12	$0.09
Net income per share - diluted, non-GAAP	$0.10	$0.07

Weighted-average common shares outstanding - basic	213,259,463	192,993,574
Weighted-average common shares outstanding - diluted	255,458,196	252,378,797
(1)The non-GAAP effective tax rate was 25% for the three months ended March 31, 2024 and 2023, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP basic and diluted net income per share.